SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          LONG ISLAND FINANCIAL CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

                       [LOGO] LONG ISLAND FINANCIAL CORP.
                          LONG ISLAND FINANCIAL CORP.
                               One Suffolk Square
                            Islandia, New York 11749
                                 (631) 348-0888

                                                      March 23, 2001

Fellow Stockholders:

      You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Long Island Financial Corp. (the "Company"), to be held on Wednesday, April 25, 2001, at 3:30 p.m., Eastern Time, at the Islandia Marriott Long Island Hotel, 3635 Express Drive North, Islandia, New York 11749.

      As described in the enclosed Proxy Statement, the election of four directors and an amendment to the Company's 1998 Stock Option Plan are scheduled to be presented for stockholder action at the Annual Meeting. There will also be a report on the operations of Long Island Commercial Bank (the "Bank"), the wholly-owned subsidiary of the Company. Detailed information concerning the activities and operating performance of the Bank during the fiscal year ended December 31, 2000, is contained in the 2000 Annual Report to Stockholders, which accompanies the Proxy Statement. Directors and officers of the Company, as well as representatives of the Company's independent auditors, will be present to respond to any questions which stockholders may have.

      The Board of Directors of the Company has determined that election of the four directors nominated is in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" their election.

      We hope you will be able to attend the Annual Meeting in person. Whether or not you expect to attend, we urge you to sign, date and return the enclosed proxy card so that your shares will be represented.

      YOUR VOTE IS IMPORTANT. You are urged to vote either by: (i) signing, dating and promptly returning the enclosed proxy in the postage-paid envelope provided, or (ii) using the toll-free telephone voting system described on the enclosed proxy card. If you attend the Annual Meeting, you may vote in person even if you have already mailed in your proxy card or used the telephone.

      We look forward to your participation at the Annual Meeting, either in person or by proxy. Your cooperation is appreciated and, on behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

                                           Very truly,

                                           /s/ Douglas C. Manditch

                                           Douglas C. Manditch
                                           President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      To the Stockholders of Long Island Financial Corp.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Long Island Financial Corp. (the "Company"), will be held at the Islandia Marriott Long Island Hotel, 3635 Express Drive North, Islandia, New York 11749 on Wednesday, April 25, 2001, at 3:30 p.m. (Eastern Time).

      A Proxy Statement and proxy card for the Annual Meeting are enclosed. The Annual Meeting is being held for the purpose of considering and voting upon the following matters:

      1. To elect four (4) directors for terms of three years, each; and

      2. Consideration of an amendment to the Long Island Financial Corp. 1998 Stock Option Plan to increase the number of options available for grant under that Plan from 175,000 to 225,000.

      3. Such other matters as may properly come before the Annual Meeting, and at any adjournments thereof.

      Pursuant to the bylaws of the Company, the Board of Directors has fixed the close of business on February 28, 2001, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of the common stock of the Company as of that time and date will be entitled to receive notice of and to vote at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at One Suffolk Square, Islandia, New York, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

                                              By Order of the Board of Directors

                                              /s/ Carmelo C. Vizzini

                                              Carmelo C. Vizzini
                                              Vice President and Secretary
March 23, 2001

                IMPORTANT - PLEASE MAIL OR YOUR PROXY, PHONE IN,
                           PROMPTLY, WHETHER YOU PLAN
                 TO ATTEND THE ANNUAL MEETING IN PERSON OR NOT

                           LONG ISLAND FINANCIAL CORP.
                               ONE SUFFOLK SQUARE
                            ISLANDIA, NEW YORK 11749

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                           To be held April 25, 2001

                              GENERAL INFORMATION

      This Proxy Statement and the accompanying form of proxy are being furnished to the Stockholders (the "Stockholders") of Long Island Financial Corp. (the "Company"), by the Board of Directors of the Company in the solicitation of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Wednesday, April 25, 2001, at 3:30 p.m. (Eastern Time) at the Islandia Marriott Long Island Hotel, 3635 Express Drive North, Islandia, New York, and at any adjournments thereof. The 2000 Annual Report to Stockholders, containing the consolidated financial statements for the fiscal year ended December 31, 2000, and a proxy card accompany this Proxy Statement which is first being mailed to stockholders on or about March 23, 2001.

The Proxy

      This proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting and at any adjournments thereof.

      If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Annual Meeting and is not revoked prior to or at the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting and, where instructions have been given by the Stockholder, will be voted in accordance with such instructions. As stated in the form of proxy, if the Stockholder does not otherwise specify, his or her shares will be voted for the election of the nominees set forth in this Proxy Statement as directors of the Company and for approval of the amendment to the Long Island Financial Corp. 1998 Stock Option Plan to increase the number of options available for grant from 175,000 to 225,000.

      The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. The solicitation of proxies will be made by mail, but proxies may also be solicited by telephone, telegraph or in person by officers and other employees of the Company. The entire cost of this solicitation will be borne by the Company. In order to solicit proxies, the Company will request the assistance of other financial institutions, brokerage houses or other custodians, nominees or fiduciaries and will reimburse such persons for their reasonable expenses in forwarding the forms of proxy and proxy material to Stockholders. A Stockholder may revoke his proxy at any time prior to exercise of the authority conferred thereby, either by written notice received by the Company or by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting. Such written notice should be mailed to Carmelo C. Vizzini, Secretary, Long Island Financial Corp., One Suffolk Square, Islandia, New York 11749. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

Voting Securities and Record Date

      The Board of Directors has fixed the close of business on February 28, 2001, as the record date for determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, there were outstanding and entitled to vote at the Annual Meeting 1,479,426 shares, par value $.01 per share, of the Company's common stock ("Common Stock"). The Common Stock is the only authorized and issued class of stock. Each of the outstanding shares of the Common Stock is entitled to one vote at the Annual Meeting with respect to each matter to be voted upon. A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

      A stockholder may, using the proxy card being provided by the Board of Directors, with respect to the election of directors: (i) vote for the election of all four nominees; (ii) withhold authority to vote for all such nominees; or
(iii) withhold authority to vote for any nominee by so indicating in the appropriate space on the proxy. Under Delaware Law and the Certificate of Incorporation, directors are elected by a plurality of the votes cast by Stockholders holding shares of Company Stock entitled to vote for the election of directors. Consequently, votes that are withheld in the election of directors and broker non-votes will have no effect on the election.

Security Ownership of Certain Beneficial Owners

      Persons and groups owning in excess of five percent of the Company's Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth information regarding persons known to be beneficial owners of more than five percent of the Company's outstanding Common Stock as of February 28, 2001.

                                            Amount and Nature
                     Name and Address         of Beneficial          Percent of
Title of Class     of Beneficial Owner          Ownership              Class
--------------     -------------------          ---------              -----
Common Stock      Frank J. Esposito             106,072(1)(2)          7.04%
                  One Suffolk Square
                  Islandia, NY 11749

Common Stock      Frank DiFazio                  90,625(3)             6.13%
                  DiFazio Electric
                  711 Grand Boulevard
                  Deer Park, NY 11729

----------
(1) The information furnished is derived from a Schedule 13D filed by Frank J. Esposito on November 7, 2000, and Form 4's subsequently filed by Mr. Esposito.

(2) Includes options to purchase 4,900 shares granted to each director on January 28, 1999, all of which became exercisable on the date of grant, options to purchase 700 shares granted on January 26, 2000,

      20% of which became exercisable on the date of grant, and options to purchase 700 shares granted on January 23, 2001, 20% of which became exercisable on the date of grant.

(3) The information furnished is derived from a Schedule 13D filed by Frank DiFazio on November 20, 2000.


                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

      The Board of Directors consists of fourteen directors and is divided into three classes. Each of the fourteen members of the Board of Directors of the Company also serves on the Board of Directors of Long Island Commercial Bank (the "Bank"). Directors are elected for classified terms of three years, each, with the term of office of one class of directors expiring each year. Directors serve until their successors are elected and qualified.

      The names of the four nominees for election to the Board of Directors are set forth below, along with certain other information concerning such individuals and the other members of the Board as of February 28, 2001. Each of the nominees identified below has consented to being named in this proxy statement and to serve if elected, and the Board has no reason to believe that any nominee will decline or be unable to serve, if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed proxy, if executed and returned or phoned in, will be voted FOR the election of all nominees proposed by the Board of Directors. Proxies returned or phoned in by Stockholders and not revoked will be voted for the election of the nominees listed below as directors unless Stockholders instruct otherwise.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to the Nominees, Continuing Directors and Executive Officers

      The following table sets forth, as of February 28, 2001, the names of the nominees, the continuing directors, and the executive officers of the Company as well as their ages; a brief description of their recent experience, including present occupations and employment; certain directorships held by each; the year in which each became a director of the Bank and the year in which the term of the director expires. All executive officers of the Company and the Bank are elected to serve one-year terms. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned as of February 28, 2001 by each director and all directors and executive officers as a group.

                          Length of                                                            Shares of
                          Service as                                                             Common      Ownership
                         Director and                                                            Stock         as a
                         Expiration of    Principal Occupation During Last 5 Years and        Beneficially   Percent of
      Name and Age           Term              Directorships of Public Companies(a)              Owned         Class
      ------------       -------------    --------------------------------------------        ------------   ---------
NOMINEES

Donald Del Duca          Since 1989       Owner and Manager of Lumbia Associates, a real        47,860(1)      3.22%
(66)                     Expires 2001     estate company located in Islip, New York.

Gordon A. Lenz           Since 1990       Chief Executive Officer of New York State Business    35,320(1)      2.38%
(64)                     Expires 2001     Group/Conference Associates, Inc., an insurance
                                          brokerage firm specializing in
                                          providing health care benefits,
                                          located in East Patchogue, New York.

Thomas F. Roberts, III   Since 1989       President of Thomas F. Roberts Associates, Inc. and   10,330(1)        *
(61)                     Expires 2001     Executive Vice President of Tri-State Appraisal
                                          Group, located in Babylon, New York. Previously,
                                          Mr. Roberts held the position of Executive Vice
                                          President in charge of real estate development for
                                          Seamen's Bank for Savings.

Alfred Romito            Since 1989       President of East Islip Lumber Company Inc.,          38,478(1)      2.59%
(62)                     Expires 2001     located in East Islip, New York.

DIRECTORS CONTINUING IN OFFICE

Harvey Auerbach          Since 1989       President of Brookwood Communities, Inc., a real      72,875(1)      4.91%
(74)                     Expires 2002     estate development and management company,
                                          located in Coram, New York.

John L. Ciarelli, Esq.   Since 1989       Partner in the law firm of Ciarelli & Dempsey          8,729(1)        *
(54)                     Expires 2003     located in Riverhead, New York. Formerly, Mr.
                                          Ciarelli served as Assistant District Attorney for
                                          Suffolk County.

Perry B. Duryea, Jr.     Since 1989       Chairman of the Board of the Bank and Company;        27,411(1)      1.85%
(79)                     Expires 2002     Chairman of Perry B. Duryea & Son, Inc., a seafood
                                          business located in Montauk, New York. Mr.
                                          Duryea was Speaker of the New York Assembly and
                                          also served as its Minority Leader.

Frank J. Esposito        Since 1989       Principal Director of Trio Leasing and Development   106,072(1)      7.14%
 (65)                    Expires 2002     Company, Inc., which owns and manages
                                          commercial and industrial real estate. Former
                                          Director and Chairman of Suffolk Regional 0TB
                                          from 1978 to 1988.

Waldemar Fernandez       Since 1989       Founder of Interland, a web hosting company based      7,045(1)      *
(52)                     Expires 2003     in Atlanta, Georgia.

Roy M. Kern, Sr.         Since 1989       Vice Chairman of the Board of the Bank and            37,663(1)      2.54%
(67)                     Expires 2002     Company; former President of Bragg Medical
                                          Group, Inc., a firm which provides
                                          billing and financial services to the
                                          medical community and is located in
                                          Kings Park, New York (retired).

Douglas C. Manditch      Since 1989       President and Chief Executive Officer of the Bank     43,292(1)(2)   2.88%
(53)                     Expires 2002     and Company who joined the Bank in 1987, then in
                                          formation.

Werner S. Neuburger      Since 1990       Formerly Chief Executive Officer, multi store retail  15,320(1)      1.03%
(64)                     Expires 2003     chain (retired).

Sally Ann Slacke         Since 1989       President of Slacke Test Boring, Inc., located in      5,788(1)        *
(67)                     Expires 2003     Kings Park, New York. Ms. Slacke serves as Vice
                                          Chairperson of the Board of Trustees of the Suffolk
                                          County Community College, the Suffolk County
                                          Women's Business Enterprise Coalition and the
                                          Long Island Regional Economic Development
                                          Council.

John C. Tsunis, Esq.     Since 1990       Partner in the law firm of Tsunis and Gasparis, LLP,  42,976(1)      2.89%
(50)                     Expires 2003     with offices in Hauppauge, New York and Principal
                                          of Long Island Hotels, LLC, a hotel development
                                          and management company. Mr. Tsunis serves as
                                          Chairman of the Board of The Long Island Museums
                                          located in Stony Brook.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Thomas Buonaiuto                          Vice President and Treasurer of the Company;          16,782(2)      1.13%
(35)                                      Executive Vice President and Chief Financial
                                          Officer of the Bank.

Carmelo C. Vizzini                        Vice President and Secretary of the Company;          16,887(2)      1.13%
(55)                                      Executive Vice President and Chief Lending Officer
                                          of the Bank.

All Directors and                                                                              532,828(l)(2)  35.84%
Executive Officers as a
group (16 persons)

----------
*     Indicates less than 1%.

(1) Includes options to purchase 4,900 shares of Common Stock granted to each Director on January 28, 1999, under the Long Island Financial Corp. 1998 Stock Option Plan, all of which became immediately exercisable upon the date of grant, options to purchase 700 shares granted on January 26, 2000, 20% of which became exercisable on the date of grant, an additional 20% of which became exercisable on January 26, 2001 and options to purchase 700 shares granted on January 23, 2001, 20% of which became exercisable on the date of grant.

(2) Includes options to purchase 17,150, 9,800 and 9,800 shares of Common Stock granted on January 28, 1999, to Messrs. Manditch, Buonaiuto and Vizzini, respectively, under the Long Island Financial Corp. 1998 Stock Option Plan, all of which became immediately exercisable upon the date of grant, options to purchase 2,450, 1,400 and 1,400 shares of Common Stock granted on January 26, 2000, to Messrs. Manditch, Buonaiuto and Vizzini, respectively, 20% of which became exercisable on the date of grant, an additional 20% of which became exercisable on January 26, 2001 and options to purchase 2,450, 1,400, and 1,400 shares of Common

      Stock granted on January 23, 2001, to Messrs. Manditch, Buonaiuto and Vizzini, respectively, 20% of which became exercisable on the date of grant.

(a) Unless otherwise indicated, the business experience of each director during the past five years was that typical to a person engaged in the principal occupation listed for each. All of the current executive officers of the Bank have been employed by the Bank for at least five years.

Meetings of the Board of Directors and Committees of the Board of the Company and the Bank

      The Board of Directors of the Company conducts its business through meetings of the Board and through the activities of its committees. The Board of Directors of the Company meets monthly and may have additional meetings as needed. The Board of Directors of the Company, held 14 meetings in 2000. All of the directors of the Company, except Mr. Fernandez, attended at least 75% in the aggregate of the total number of the Company's board meetings held and committee meetings on which such director served during fiscal 2000. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

      The Executive Committee of the Company consists of Messrs. Duryea (Chairman), Auerbach, Del Duca, Esposito, Kern, Lenz, Manditch, Romito, and Tsunis. The Executive Committee is authorized to exercise certain powers of the Board of Directors in the interim period between meetings of the Board. The Committee met 14 times in 2000.

      The Company does not have a separate Nominating Committee. The functions of the Nominating Committee are carried out by the Executive Committee and in that capacity the Executive Committee has the authority to (a) nominate candidates for election to the Board of Directors; (b) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6 (c)(ii) of Article I of the Bylaws and (c) to recommend to the Whole Board nominees for election to the Board of Directors to replace those Directors whose terms expire at the next annual meeting of stockholders. While the committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders.

      The Audit Committee of the Company consists of seven outside Directors of the Bank. This Committee meets with the Company's independent auditors and evaluates policies and procedures relating to auditing functions and internal controls. It also reviews the scope of the work of the independent accountants and their reports and reviews the activities of the Bank's internal auditors. This Committee held 5 meetings in fiscal 2000.

      The Loan Committee of the Bank consists of Messrs. Auerbach, (Chairman), Duryea, Del Duca, Esposito, Kern, Manditch, Neuburger, Roberts, Romito, Tsunis and Vizzini. The Loan Committee is authorized to approve all unsecured loans in excess of $250,000. In addition, the Loan Committee ratifies all loans in excess of $50,000 and reviews and approves all lending authority. The Committee met 13 times in 2000.

      The Company does not have a separate Compensation Committee. The functions of the Compensation Committee are carried out by the Executive Committee and in that capacity the Executive Committee establishes compensation for the chief executive officer and reviews compensation for other officers and employees and other employee benefit programs, when necessary. The Executive Committee is responsible for the 2001 Compensation Committee Report on Executive Compensation.

      The following report of the compensation committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      Committee Report on Executive Compensation. Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information with regard to the compensation and benefits provided to the Company's Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for those executive officers include the use of a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. The Company does not have a separate Compensation Committee. The functions of the Compensation Committee are carried out by the Executive Committee and in that capacity the Executive Committee establishes compensation for the chief executive officer and reviews compensation for other officers and employees and other employee benefit programs, when necessary. In fulfillment of the disclosure requirement, the Executive Committee has prepared the following report for inclusion in this proxy statement.

      The Company has no employees other than Bank employees who perform services for the Company without additional compensation. The Executive Committee is responsible for the 2000 Compensation Committee Report on Executive Compensation. The Executive Committee evaluates the performance of each named executive officer and other senior officers of the Company and the Bank and determines the compensation of all executives. While the President and Chief Executive Officer is a member of the Executive Committee, he recuses himself from any discussion or voting regarding his level of compensation.

      Compensation Policies. The Company's executive compensation policies are intended to attract and retain qualified executives, to recognize and reward individual contributions and achievement and to offer a compensation package that is competitive in the financial industry and motivational to each individual executive. In furtherance of these objectives, the Company and the Bank maintain a compensation program for executive officers which consists of a base salary. The salary levels are intended to be consistent and competitive with the practices of other comparable financial institutions and each executive's level of responsibility. The Committee met seven times to discuss executive compensation. In making its determinations, the Executive Committee utilizes surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by institutions of comparable size and characteristics primarily on Long Island. Although no specific formula is used for decision making, salary increases are aimed at reflecting the overall performance of the Company and the performance of the individual executive officer.

      Compensation of the Chief Executive Officer. The Board of Directors believes that Mr. Manditch's compensation is appropriate based upon the Bank's compensation policy, Mr. Manditch's performance in managing the Company, the Company's performance during the fiscal year and a comparison of peer institutions with specific consideration given to the level of the Bank's operations in comparison to peer institutions.

                     Compensation Committee of the Company

                        Perry B. Duryea, Jr. (Chairman)
                        Harvey Auerbach
                        Donald Del Duca
                        Frank J. Esposito
                        Roy M. Kern, Sr.
                        Gordon A. Lenz
                        Douglas C. Manditch
                        Alfred Romito
                        John C. Tsunis, Esq.

      Compensation Committee Interlocks and Insider Participation. No executive officer of the Company or the Bank serves as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company or the Bank. None of the members of the Company's Compensation Committee is an officer or employee of the Company, except for Douglas Manditch, who presently serves as President and Chief Executive Officer of the Company and the Bank.

      Stock Performance Graph. The following graph shows a comparison of cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock assuming reinvestment of dividends, with the cumulative total return of companies in the Nasdaq National Market and SNL Index of Banks with $250 million to $500 million in assets for the period beginning on January 14, 1998, and ending on December 31, 2000.

[The following information was depicted as a line chart in the printed material]

                          Long Island Financial Corp.

                            Total Return Performance

                                    [GRAPH]

                                                             Period Ending
                               --------------------------------------------------------------------------
Index                          01/14/98   06/30/98   12/31/98   06/30/99   12/31/99   06/30/00   12/31/00
---------------------------------------------------------------------------------------------------------
Long Island Financial Corp.     100.00      97.89      73.16      76.55      67.93      77.12      90.50
NASDAQ - Total US*              100.00     121.97     142.97     175.40     265.69     259.25     159.86
SNL $250M-$500M Bank Index      100.00     108.79      91.89      90.17      85.49      78.21      82.31

Directors' Compensation

      In 2000, each Director of the Bank received compensation of $600 for each Board meeting attended. Directors are paid $400 for attendance at Executive Committee meetings, $250 for attendance at Loan Committee meetings and $200 for each other committee meeting attended. In addition to such fees, in 2000 the Chairman of the Board received an annual retainer of $18,000. Since the formation of the Company, the directors have been compensated for their services by the Bank and have not received additional remuneration from the Company.

      In March, 1999, the Company adopted the Director and Executive Officer Incentive Retirement Plan to provide directors and executive officers with an incentive to remain with the Company. Pursuant to the plan, the Company will pay into a deferral account annually an amount equal to a portion of each director's annual fees. The amount paid into each deferral account is determined by multiplying the annual fees paid to the individual director during the plan year by a factor determined by the return on equity of the Company established as of December 31 of each plan year. For the year ended December 31, 2000, the factor for a director was 30.0% of the fees paid to the Director, based upon the return on equity of the Company of 9.67%. The Company's Board of Directors has reserved the right to change annually the method of computation of the factors for the Directors and for the executive officers. The amount determined for each Director is credited to the deferral account of the Director on March 1 following each plan year. The deferral account is only a device for measuring the amounts to be paid under the plan and is not a trust fund or any similar device. To the extent there is a positive balance in the deferral account of a Director, the Director is a general creditor of the Company. The first credits were made to the deferral accounts by the Company on March 1, 2000.

      The deferral account of each director and executive officer is also credited on March 1 of each year, with interest on the individual's deferral account balance at a rate, compounded monthly, equal to the percentage change in the market price of the common stock of the Company, year over year, measured as of December 31 of each year, provided such percentage shall not be less than 4% nor more than 15% in any year.

      During 2000, directors had the following amounts credited to their deferral accounts: Messrs. Duryea, $8,865; Auerbach, $3,345; Ciarelli, $2,220; Del Duca, $2,865; Esposito, $3,360; Fernandez, $1,440; Kern, $3,060; Lenz,
$2,190; Mack, $1,920;  Manditch,  $2,160;  Neuburger,  $2,970; Roberts,  $2,820;
Romito, $3,405; Slacke, $2,310; and Tsunis, $3,390. No credits of interest were made to the deferral accounts during 2000.

Executive Compensation

      The following table sets forth the aggregate compensation for services in all capacities paid by the Company and the Bank, for the years ended December 31, 1998, 1999 and 2000 to the chief executive officer and to each executive officer of the Company or the Bank whose aggregate direct compensation exceeded $100,000 for such year. Since the formation of the Company, the executive officers have been compensated for their services by the Bank and have not received additional remuneration from the Company.

                                                                                 Long Term
                                                                                Compensation
                                              Annual Compensation                 Awards
                                  -------------------------------------------   ------------
                                     Annual        Other            All
                                  Compensation     Annual          Other
                                     Salary     Compensation    Compensation     Awards
Name & Principal Position  Year    (1)(2)(3)         (4)           (5)(6)       Opt.(#)(7)
-------------------------  ----   ------------  ------------    ------------    -----------
Douglas C. Manditch        2000     $244,203        $8,400         $ 9,880         3,150
President and Chief        1999     $230,549        $7,200         $12,927        22,050
Executive Officer          1998     $196,169        $6,000         $ 9,600           N/A

Thomas Buonaiuto           2000     $131,338          --           $ 7,609         1,400
Vice President and         1999     $125,385          --           $ 8,804         9,800
Treasurer                  1998     $105,639          --           $ 6,089           N/A

Carmelo C. Vizzini         2000     $131,555          --           $ 9,880         1,400
Vice President and         1999     $125,270          --           $ 8,890         9,800
Secretary                  1998     $106,069          --           $ 6,364           N/A

----------
(1) For 1998, 1999 and 2000 there were no (a) perquisites over the lesser $50,000 or 10% of the individuals total salary for the year; (b) payments of above-market or preferential earnings on deferred compensation; (c) payment of earning with respect to long term incentive plans prior to settlement; (d) preferential discounts on stock; (e) tax payment reimbursements.

(2)   Includes amount, if any, deferred under the Bank's 401(k) Plan pursuant to
      Section 401(k) of the Internal Revenue Code.

(3) Messrs. Manditch, Buonaiuto and Vizzini have use of company automobiles. Includes the personal use portion of the cost as associated with those automobiles.

(4)   Directors Fees.

(5) The amounts shown for 1998, 1999 and 2000 represent the Bank's matching contributions to the 401(k) Plan.

(6) The Bank maintains several contributory and non-contributory medical, dental, life and disability plans covering all officers and employees.

(7) For 1998 there were no payouts or awards under any long-term incentive plan because the Bank did not maintain any restricted stock, stock options or other long-term incentive plan in those years.

      In March, 1999, the Company adopted the Director and Executive Officer Incentive Retirement Plan to provide directors and executive officers with an incentive to remain with the Company. Pursuant to the plan, the Company will pay into a deferral account annually an amount equal to a portion of each executive officer's annual compensation. The amount paid into each deferral account is determined by multiplying the annual compensation paid to the executive officer during the plan year by a factor determined by the return on equity of the Company, established as of December 31 of each plan year. For the year ended December 31, 2000, the factor for an executive officer was 12.0% of the annual compensation paid to the executive officer, based upon the return on equity of the Company of 9.67%. The Company's Board of Directors has reserved the right to change the method of computation of the factors for the Directors and for the executive officers. The amount calculated is credited to the deferral account of the executive officer on March 1 following each plan year. The deferral account is only a device for measuring the amounts to be paid under the plan and is not a trust fund or any similar device. To the extent there is a positive balance in the deferral account of an executive officer, the executive officer is a general creditor of the Company. The first credits were made to the deferral accounts by the Company on March 1, 2000.

      The deferral account of each executive officer is also credited on March 1 of each year, with interest on the individual's deferral account balance at a rate, compounded monthly, equal to the percentage change in the market price of the common stock of the Company, year over year, measured as of December 31 of each year, provided such percentage shall not be less than 4% nor more than 15% in any year.

      During 2000, executive officers had the following amounts credited to their deferral accounts: Messrs. Manditch, $26,400; Buonaiuto, $14,400; Vizzini, $14,400. No credits of interest were made to the deferral accounts during 2000.

Benefits

      The Bank's officers and employees are covered by a group health insurance plan (which includes health, major medical and dental coverage), a long-term disability income plan and a group life insurance plan. In January 1996, the Bank adopted a 401(k) Profit Sharing Plan. The officers participate in all such plans on the same basis, and to the same extent, as other Bank employees.

      401K Plan. The Bank maintains a 401(K) Plan which covers all full-time employees. Employees may contribute up to $10,000 of their eligible annual gross compensation. Employee contributions are matched, to a maximum of six percent of an employee's annual gross compensation, by Bank contributions. Employees are fully vested in their own contributions and vested in the Bank's matching contributions at a percentage basis, based on the years of service.

      Stock Option Plan. At a special meeting on December 8, 1998, the stockholders approved the Long Island Financial Corp. 1998 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan authorizes the granting of options to purchase 175,000 shares of Common Stock of the Company. All officers and employees of the Company and directors who are not also serving as employees of the Company are eligible to receive awards under the Stock Option Plan. Options under this plan are either non-statutory stock options or incentive stock options. Each option entitles the holder to purchase one share of the Common Stock at an exercise price equal to the fair market value on the date of grant. In 1999 and 2000, options to purchase 4,900 and 700 shares of Common stock at an exercise price of $12.50 and $ 10.875, per share, were granted to each director of the Company. The 1999 option grants vested immediately. The 2000 option grants vested 20% immediately and 20% ratably over the next five years.

      The following table provides information on options granted to the named Executive Officers in year 2000.

                           Option Grants in Year 2000

                                 Number of
                                 Securities
                                 Underlying    Percent of Total
                                  Options      Options Granted                     Expiration
              Name              Granted #(1)     to Employees    Exercise Price       Date
              ----              ------------   ----------------  --------------    ----------
Douglas C. Manditch                 3,150           16.2           $10.875          01-26-10
President & Chief Executive
  Officer

Thomas Buonaiuto                    1,400            7.2           $10.875          01-26-10
Vice President & Treasurer

Carmelo C. Vizzini                  1,400            7.2           $10.875          01-26-10
Vice President & Secretary

----------
(1) Mr. Manditch received 700 options in his capacity as a director of the Company.

      The following table provides information concerning options held by the named Executive Officers at the end of year 2000. The named Executive Officers did not exercise any options in year 2000.

                        Aggregated Year-End Option Values

                                                     Number                          Value of
                                                  of Securities                     Unexercised
                                             Underlying Unexercised                In-the-Money
                                                  Options at                        Options at
                  Name                        December 31. 2000(#)            December 31. 2000($)(l)
                  ----                     --------------------------       --------------------------
                                           Exercisable  Unexercisable       Exercisable  Unexercisable
                                           -----------  -------------       -----------  -------------
Douglas C. Manditch                          22,680          2,520           $26,540         $6,930
President and Chief Executive Officer

Thomas Buonaiuto                             10,080          1,120           $11,795         $3,080
Vice President and Treasurer

Carmelo C. Vizzini                           10,080          1,120           $11,795         $3,080
Vice President and Secretary

----------
(1) Based on the estimated market value of the underlying stock at December 31, 2000, minus the exercise price.

Report of the Audit Committee

      The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its responsibility to the shareholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit Committee selects the auditors and reviews their independence and their annual audit. The Audit Committee is comprised of seven directors, each of whom is independent under the Nasdaq's listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

      Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                        Audit Committee of the Company

                        Thomas F. Roberts, III (Chairman)
                        John L. Ciarelli, Esq.
                        Waldemar Fernandez
                        Walter J. Mack, M.D.
                        Sally Ann Slacke
                        Werner S. Neuburger
                        John C. Tsunis, Esq.

                                  PROPOSAL 2.
                      RATIFICATION OF AN AMENDMENT TO THE
               LONG ISLAND FINANCIAL CORP. 1998 STOCK OPTION PLAN

      At a special meeting held on December 8, 1998, the stockholders approved the Long Island Financial Corp. 1998 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan presently authorizes the granting of options to purchase 175,000 shares of Common Stock of the Company. All officers and employees of the Company and directors who are not also serving as employees of the Company are eligible to receive awards under the Stock Option Plan. Options under this plan are either non-statutory stock options or incentive stock options. Each option entitles the holder to purchase one share of the Common Stock at an exercise price at least equal to the fair market value on the date of grant.

      Under the Stock Option Plan, a total of 133,250 options had been granted to officers and directors of the Company and the Bank at December 31, 2000. On January 23, 2001, the Board of Directors voted to increase the number of shares of common stock with respect to which options may be granted from 175,000 shares to 225,000 shares because only 41,750 of the original 175,000 shares remained reserved for future options grants at December 31, 2000. The Board believes that the Stock Option Plan has been effective in helping to attract, retain and motivate individuals and the Board and that an adequate reserve of shares available for issuance under the Plan is necessary to enable the Company to compete effectively with other financial institutions to attract and retain key personnel and to secure the services of experienced and qualified persons as directors.

      The purpose of the Stock Option Plan is to advance the interests of the Company and its stockholders by providing those key employees and non-employee directors of the Company and its affiliates, including the Bank, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the Company, to perform in a superior manner. A further purpose of the Stock Option Plan is to attract and retain people of experience and ability to the service of the Company and its affiliates. The following is a summary of the material terms of the Stock Option Plan which is qualified in its entirety by the complete provisions of the Stock Option Plan document attached as Appendix B to this Proxy Statement.

General

      The Stock Option Plan presently authorizes the granting of options to purchase 175,000 shares of Common Stock of the Company. All officers and other employees of the Company and its affiliates, and directors who are not also serving as employees of the Company or any of its affiliates ("Outside Directors"), are eligible to receive awards under the Stock Option Plan. The Stock Option Plan will be administered by a committee of non-employee directors (the "Committee"). Authorized but unissued shares or authorized shares previously issued and reacquired by the Company may be used to satisfy an exercise of an option under the Stock Option Plan. If authorized but unissued shares are used to satisfy option exercises, the number of shares outstanding would increase which would have a dilutive effect on the holdings of existing stockholders.

Awards

      Types of Awards. The Stock Option Plan authorizes the grant to employees of: (i) options to purchase the Company's Common Stock intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (options which afford tax benefits to the recipients upon compliance with certain conditions), which generally do not result in tax deductions to the Company, referred to as "Incentive Stock Options"; and (ii) options that do not so qualify (options which do not afford the same income tax benefits to recipients as Incentive Stock Options), but which may provide tax deductions to the Company, referred to as "Non-Statutory Stock Options." The Stock Option Plan also authorizes the grant of Non-Statutory Stock Options to Outside Directors; however, the Board intends to grant the additional options for which stockholder approval is sought only to officers and employees of the Company and the Bank.

      All Options granted under the Stock Option Plan to officers and employees will be qualified as Incentive Stock Options to the extent permitted under
Section 422 of the Code.  In order to qualify as Incentive  Stock  Options under
Section 422 of the Code, in addition to certain other restrictions, the exercise price must not be less than 100% of the fair market value on the date of grant. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying Common Stock on the date of grant. Officers and employees are eligible to receive Non-Statutory Stock Options to the extent they are ineligible to receive Incentive Stock Options.

      Terms and Conditions of Incentive Stock Options. Unless otherwise determined by the Committee, upon the termination of an employee's service for any reason, other than death, disability, retirement, termination for cause or change in control, all then exercisable Incentive Stock Options will remain exercisable for a period of three (3) months following termination of service and all unexercisable Incentive Stock Options will be canceled. In the event of termination of an optionee's service within 24 months of a change in control of the Company or the Bank, all Incentive Stock Options held by an optionee will vest immediately and remain exercisable for a period of one (1) year. Those Incentive Stock Options exercised more than three (3) months from the optionee's date of termination due to a change in control will be treated as Non-Statutory Stock Options. In the event of the optionee's death or disability all Incentive Stock Options held by the optionee will immediately vest and remain exercisable for one (1) year following such termination of service. In the event of an optionee's retirement, all then exercisable Incentive Stock Option will remain exercisable for one (1) year following his or her retirement date and all unexercisable Incentive Stock Options will be canceled. Those Incentive Stock Options exercised more than three (3) months from the optionee's date of retirement will be treated as Non-Statutory Stock Options. In the event of an optionee's termination for cause, all related rights to the individual's Incentive Stock Options become null and void upon such termination.

      Terms and Conditions of Non-Statutory Stock Options. Unless otherwise determined by the Committee, upon the termination of an individual's service for any reason, other than death, disability, retirement, termination for cause or change in control, all then exercisable Non-Statutory Stock Options will remain exercisable for a period of one (1) year following termination of service and all unexercisable Non-Statutory Stock Options will be canceled. In the event of termination of an optionee's service within 24 months of a change in control of the Company or the Bank, all Non-Statutory Stock Options held by an optionee will vest immediately and remain exercisable for a period of one (1) year. In the event of the optionee's death or disability all Non-Statutory Stock Options held by the optionee will immediately vest and remain exercisable for one (1) year following such termination of service. In the event of an optionee's retirement, all then exercisable Non-Statutory Stock Options will remain exercisable for one (1) year following his or her retirement date and all unexercisable Non-Statutory Stock Options will be canceled. In the event of an optionee's termination for cause, all related rights to the individual's Non-Statutory Stock Options become null and void upon such termination.

      The exercise price of stock options granted under the Stock Option Plan must be equal to at least 100% of the fair market value of the underlying Common Stock at the time of grant. The exercise price may be paid in cash, borrowed funds or in Common Stock. Options granted under the Stock Option Plan may be exercised at such times as the Committee determines, but in no event shall an Option be exercisable more than 10 years from the date of grant.

Amendment

      The Board of Directors generally may, at any time, amend the Stock Option Plan, subject to certain prohibitions established by law or by the terms of the Stock Option Plan itself. The Company would request stockholder approval of each material modification to the Stock Option Plan such as the addition of shares available to fulfill option grants under the plan and the extension of the term of the Plan. In addition, stockholder approval would be required for any material modification to incentive stock option grants which require such approval in order for the options to remain incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended, or as otherwise required by any law, regulation or stock exchange rule.

Non-transferability

      An award of Options under the Stock Option Plan are not transferable by the optionee other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order. With the consent of the Committee, an optionee may permit transferability or assignment of a Non-Statutory Stock Option for valid estate planning purposes as permitted under the Code or Rule 16b-3 under the Exchange Act and an optionee may designate a person or his or her estate, beneficiary of any stock option to which the optionee would then be entitled in the event of the death of the employee.

Tax Treatment

      An optionee will generally not be deemed to have recognized taxable income upon grant or exercise of any Incentive Stock Option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. If the holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the fair market value of the common Stock is recognized as income taxable at long term capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of Incentive Stock Options, assuming these holding periods are met. In the case of the exercise of a Non-Statutory Stock Option, an optionee will be deemed to have received ordinary income upon exercise of the stock option in an amount equal to the aggregate amount by which the per share exercise price exceeds the fair market value of the Common Stock. In the event that a Non-Statutory Stock Option is exercised during a period that would subject the optionee to liability under Section 16(b) of the Exchange Act (i.e., within six months of the date of grant), the optionee will not be deemed to have recognized income until such period of liability has expired, unless the optionee makes an election under Section 83(b) of the Code. In the event shares received through the exercise of an Incentive Stock Option are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition") or more than 3 months of terminating employment (12 months in the cases of death and disability), the exercise of the option will generally be treated as the exercise of a Non-Statutory Stock Option, except that the optionee will recognize the ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition will be a deductible expense of the Company for tax purposes.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE AMENDMENT TO THE LONG ISLAND FINANCIAL CORP. 1998 STOCK OPTION PLAN.

Compliance with Section 16 of the Exchange Act

      Section 16(a) of the Securities and Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., and to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filing requirements applicable to its executive officers, directors were met during 2000. The Company is unaware of any person owning ten percent or more of its securities.

Transactions with Certain Related Persons

      Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

      Applicable New York law imposes conditions and limitations on a commercial bank's loans to its directors and executive officers that are comparable in most respects to the conditions and limitations imposed under federal law, as discussed above. However, New York law does not affect loans to stockholders owning 10% or more of the commercial bank's stock. Loans to an executive officer, other than loans for the education of the officer's children and certain loans secured by the officer's residence, may not exceed the lesser of
(a) $100,000 or (b) the greater of $25,000 or 2.5% of the bank's capital stock, surplus fund and undivided profits.

      From time to time the Bank makes mortgage loans and consumer loans to its executive officers and directors and to members of the immediate families of its executive officers and directors, to the extent consistent with applicable laws and regulations. Such loans are made in the ordinary course of business and on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not and will not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2000, such loans totaled approximately $3.0 million.

      The Bank currently retains Mr. Tsunis as an attorney, for the closing of real estate loans. His fees are paid by the borrowers and are based on the amount of the loan. For the most recent fiscal year, fees paid to the Tsunis law firm by the Bank did not exceed 5% of the revenue of the firm.

      Mr. Lenz is the Chief Executive Officer of New York State Business Group/Conference Associates, Inc. Premiums paid to Mr. Lenz's company by the Bank did not exceed 5% of the revenue of the company during the most recent fiscal year.

                              INDEPENDENT AUDITORS

      The independent public accounting firm of KPMG LLP has acted as the Company's independent auditors for 2000, and it is anticipated that the same firm will be selected to perform the same duties for the current year for the Company. Representatives of the firm will be available to respond to appropriate questions at the Annual Meeting of the Stockholders.

Audit Services

      KPMG billed the Company aggregate fees of $102,500 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and for the quarterly reviews of the financial statements included in the Company's Forms 10-Q for the year ended December 31, 2000.

All Other Services

      KPMG billed the Company aggregate fees of $205,900 for professional services rendered for non-audit services for the year ended December 31, 2000.

Audit Committee Determination

      The Audit Committee of the Board of Directors has considered the compatibility of the other non-audit services provided to the Company with maintaining the auditors' independence.

                             ADDITIONAL INFORMATION

Stockholder Proposals

      To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders, a Stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than November 23, 2001. Any such proposal will be subject to Rule 14a-8 under the Exchange Act.

Advance Notice of Business to be Conducted at an Annual Meeting

      The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, and describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

      Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are present at the Annual Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Annual Meeting.

      A copy of the Form 10-K (without exhibits) for the year ended December 31, 2000, as filed with the SEC, will be furnished without charge to stockholders of record upon written request to Long Island Financial Corp., Carmelo C. Vizzini, Vice President and Secretary, One Suffolk Square, Islandia, New York 11749.

Date: March 23, 2001

By Order of the Board of Directors

/s/ Carmelo C. Vizzini

Carmelo C. Vizzini
Vice President and Secretary

                                                                      APPENDIX A

                          Long Island Financial Corp.

                            AUDIT COMMITTEE CHARTER

                               Mission Statement

      The audit committee's mission is to assist the board of directors in overseeing all material aspects of financial reporting, internal control, and audit functions of Long Island Financial Corp. and subsidiaries (the "Company"), with particular emphasis on the qualitative aspects of financial reporting to stockholders, on compliance with applicable legal, ethical, and regulatory requirements, on ensuring the objectivity of the consolidated financial statements and on evaluating risks inherent in the operations of the Company. To carry out its mission, the committee must maintain strong, positive working relationships with management, independent and internal auditors, counsel, and other committee advisors.

                                  Organization

      Committee Composition. The committee shall consist of at least three members of the board of directors, all of whom shall be independent of management and the Company. Committee members shall have: (1) knowledge of the primary areas in which the Company operates; and (2) the ability to read and understand financial statements, including the balance sheet, income statement, statement of cash flows, and key performance indicators. At least one member of the committee must have past employment experience in finance, financial management or accounting, or other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Committee appointments, including the selection of the committee chairperson, shall be made annually by the board of directors.

      Meetings. The committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or the chairperson. A quorum of the committee shall be declared when a majority of the appointed members of the committee are in attendance. To the extent feasible, meetings shall be free of time constraints. In advance of each meeting of the committee, the chairman shall prepare an agenda in consultation with management, members of the board, committee members and, if appropriate, the independent and/or internal auditors. The committee may have members of management or others attend meetings to provide information to the committee. The committee must meet at least once annually, or as it deems appropriate, in executive session with invited guests.

      Investigations and Use of External Resources. The committee is authorized to conduct any investigation it deems necessary to fulfill its responsibilities and to report the results to the board of directors. The committee is authorized to retain, at company expense, special legal, accounting or other consultants it deems necessary for the performance of its duties.

                           Roles and Responsibilities

Communication with the Board of Directors and Management

      The chairperson and others on the committee shall, to the extent they deem appropriate, maintain open communications throughout the year with senior management, the board of directors, independent and internal auditors and legal counsel, as the committee deems appropriate, to strengthen the committee's knowledge of relevant current and prospective business issues, risks and exposures. In order for the committee to carry out its responsibilities, those will include requests by the committee that members of management, counsel, the internal and independent auditors participate in committee meetings, as determined by the committee to be necessary.

      The committee, with input from management and other key committee advisors, shall develop an annual plan, which shall include an agenda and procedures for the review of the Company's quarterly financial data, its year end audit, the procedures for and results of the internal audit and the review of the independence of its accountants.

      The   committee,   through  the   committee   chairperson,   shall  report
periodically, as deemed necessary, but at least semi-annually, to the board of directors of the Company.

Responsibilities with respect to Internal Audit

      The committee shall be responsible to the board of directors for the internal audit function.

      The committee shall review and assess the annual internal audit plan, including the proposed activities and organizational structure of the internal audit function. This plan includes the review and assessment of the Company's internal controls.

      The committee shall meet with the internal auditor, at least annually, to review the status of the internal audit activities, any significant findings and recommendations by the internal auditors and management's responses.

      If the internal auditor identifies significant issues relative to the overall audit responsibility that have been communicated to management but, in the judgment of internal audit, have not been adequately addressed by management, internal audit will bring those issues to the attention of the committee.

Responsibilities with respect to the Independent Audit

      The committee shall meet with the independent auditor, at least annually, who shall report all relevant issues to the committee and review and approve the audit scope.

      The committee shall make recommendations to the board of directors regarding the retention of the auditors for the upcoming fiscal year.

      The  independent   auditors,  in  their  capacity  as  independent  public
accountants, shall be responsible to the board of directors and the audit committee as representatives of the stockholders.

      The committee shall review the annual consolidated financial statements, including the overall scope and focus of the annual audit, which review shall include a determination of whether the annual financial statements are complete and consistent with the information known to committee members. This review shall also include a review of the adequacy and integrity of internal controls, key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Any important conclusions concerning the year-end audit work should be discussed, and any issues resolved, well in advance of the public release of the annual report on Form 10-K.

      The committee shall annually review the performance (effectiveness, objectivity, and independence) of the independent auditors. The committee shall ensure receipt of a formal written statement from the independent auditors consistent with standards for independence set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors' assurances of independence, it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

      The committee shall annually receive from the independent auditors and review a statement responding to the requirements of Statement of Auditing Standards (SAS) 61, as amended.

      The committee shall review any important recommendations on financial reporting, internal controls, other matters, and management's response.

      If the independent auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they will communicate these issues to the committee.

Reporting to Stockholders

      The committee should be briefed by management on the processes used in producing the interim financial statements of the Company and review and discuss with management any questions or issues concerning those statements. Any important issues on interim financial statements should be discussed, and resolved, well in advance of the public release of the interim financial statements.

      The committee will ensure that the independent auditors review the financial information included in the Company's interim financial statements before the Company files its quarterly reports on Form 10-Q with the Securities and Exchange Commission.

      The committee shall review all major financial reports, including the annual report, in advance of filing or distribution.

      The committee shall annually provide a written report of its activities and findings, a copy of which shall be included within the proxy statement for the annual meeting. The report shall appear over the names of the members of the audit committee. Such report shall be furnished to and approved by the full board of directors prior to its inclusion in the proxy statement. The report will state whether the committee: (i) has reviewed and discussed the audited consolidated financial statements with management; (ii) has discussed with the independent auditors the matters to be discussed by Statement of Auditing Standards No. 61, as amended; (iii) has received the written disclosures and the letter from the independent auditors regarding the independence required by Independence Standards Board Standard No. 1; (iv) has discussed with the auditors their independence; and (v) based on the review and discussion of the audited consolidated financial statements with management and the independent auditors, has recommended to the board of directors that the audited consolidated financial statements be included in the Company's annual report on Form 10-K.

      The Company shall disclose that the committee is governed by a written charter, a copy of which has been approved by the board of directors. The committee shall review the charter annually, assess its adequacy and propose appropriate amendments to the full board of directors. A copy of the charter shall be filed as an appendix to the proxy statement at least every three years.

      The Company shall also disclose in its proxy statement the independence of the committee. To the extent that the board appoints a non-independent director to the committee, the Company will disclose in the next proxy statement the nature of the relationship of the non-independent director and the reasons for appointing the non-independent director to the committee.

Regulatory Examinations and Legal Items

      The committee shall review the results of examinations by regulatory authorities, results of legal inquiries and management's response to such examinations and inquiries.

Committee Self Assessment and Education

      The committee shall review, discuss, and assess its own performance as well as the role and responsibilities of the committee, seeking input from senior management, the board of directors, and others.

      The Committee shall review significant accounting and reporting issues, including recent professional and regulatory pronouncements and understand their impact on the Company's business, results of operation and financial statements.

                                                                      APPENDIX B

                          LONG ISLAND FINANCIAL CORP.
                             1998 STOCK OPTION PLAN

1. DEFINITIONS.

      (a) "Affiliate" means any "subsidiary corporation" of the Holding Company, as such term is defined in Section 424(f) of the Code.

      (b) "Award" means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options and Incentive Stock Options.

      (c) "Award Agreement" means an agreement evidencing and setting forth the terms of an Award.

      (d) "Bank" means Long Island Commercial Bank.

      (e) "Board of Directors" means the board of directors of the Holding Company.

      (f) "Change in Control" means an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation (the "FDIC") at 12 C.F.R. Section 303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. Section 225.41(b) with respect to the Company, as in effect on the date hereof, but excluding any such Change in Control resulting from the purchase of securities by the Company's or the Bank's tax-qualified employee benefit plans and trusts; (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder by the FRB at 12 C.F.R. Section 225.11, as in effect on the date hereof, except for the Company's acquisition of the Bank and any transaction resulting from the purchase of securities by the Company's or the Bank's tax-qualified employee benefit plans and trusts; or (iv) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the initial conversion of the Bank from mutual to stock form (the "Conversion") and any securities purchased by the Company's or the Bank's tax-qualified employee benefit plans and trusts; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board, but excluding, for this purpose, any such person whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or Company then outstanding.

      (g) "Code" means the Internal Revenue Code of 1986, as amended.

      (h) "Committee" means the committee designated by the Board of Directors, pursuant to Section 2 of the Plan.

      (i) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share.

      (j) "Date of Grant" means the effective date of an Award.

      (k) "Disability" means any mental or physical condition with respect to which the Participant qualifies for and receives benefits for under a long-term disability plan of the Holding Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, "Disability" shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the Participant from fulfilling his duties or responsibilities to the Holding Company or an Affiliate.

      (l) "Effective Date" means the date the Plan is adopted by the Board of Directors or ratified by shareholders, as provided for in Section 15 of the Plan.

      (m) "Employee" means any person employed by the Holding Company or an Affiliate. Directors who are employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.

      (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (o) "Exercise Price" means the price at which a Participant may purchase a share of Common Stock pursuant to an Option.

      (p) "Fair Market Value" means the market price of Common Stock, determined by the Committee as follows:

            (i) If the Common Stock was traded on the date in question on The Nasdaq Stock Market then the Fair Market Value shall be equal to the last transaction price quoted for such date by The Nasdaq Stock Market;

            (ii) If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

            (iii) If neither of the foregoing provisions is applicable, then the
                  Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

      Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee's determination of Fair Market Value shall be conclusive and binding on all persons.

      (q) "Holding Company" means Long Island Financial Corp.

      (r)   "Incentive   Stock  Option"  means  a  stock  option  granted  to  a
Participant, pursuant to Section 7 of the Plan, that is intended to meet the requirements of Section 422 of the Code.

      (s) "Non-Statutory Stock Option" means a stock option granted to a Participant pursuant to the terms of the Plan but which is not intended to be and is not identified as an Incentive Stock Option or a stock option granted under the Plan which is intended to be and is identified as an Incentive Stock Option but which does not meet the requirements of Section 422 of the Code.

      (t)  "Option"  means an  Incentive  Stock  Option or  Non-Statutory  Stock
Option.

      (u) "Outside Director" means a member of the Boards of Directors of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate.

      (v) "Participant" means any person who holds an outstanding Award.

      (w) "Plan" means this Long Island Financial Corp. 1998 Stock Option Plan.

      (x) "Retirement" means retirement from employment with the Holding Company or an Affiliate in accordance with the retirement policies of the Holding Company or Affiliate, as applicable, then in effect. "Retirement" with respect to an Outside Director means the termination of service from the Board of Directors of the Holding Company and any Affiliate following written notice to the Board of Directors of such Outside Director's intention to retire.

      (y)  "Termination  for  Cause"  shall  mean,  in the  case  of an  Outside
Director, removal from the Board of Directors or, in the case of an Employee, unless defined differently under any employment agreement with the Holding Company or an Affiliate, termination of employment, because of a material loss to the Holding Company or an Affiliate, as determined by and in the sole discretion of the Board of Directors or its designee(s).

2. ADMINISTRATION.

      (a) The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Holding Company or an Affiliate who need not be disinterested and who may grant Awards and administer the Plan with respect to Employees and Outside Directors who are not considered officers or directors of the Holding Company under Section 16 of the Exchange Act or for whom Awards are not intended to satisfy the provisions of Section 162(m) of the Code.

      (b) The Committee shall (i) select the Employees and Outside Directors who are to receive Awards under the Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Awards, (iii) interpret the Plan and (iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

      (c) Each Award shall be evidenced by a written agreement ("Award Agreement") containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Holding Company or an Affiliate and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular and at a minimum, the Committee shall set forth in each Award Agreement (i) the type of Award granted (ii) the Exercise Price of any Option, (iii) the number of shares subject to the Award;
(iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon shares which may be issued upon exercise of such Award. The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of Awards.

      (d) The Committee may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan, including the satisfaction of any conditions of a Performance Award. However, only the Committee or a portion of the Committee may certify the attainment of any conditions of a Performance Award intended to satisfy the requirements of Section 162(m) of the Code.

3. TYPES OF AWARDS AND RELATED RIGHTS.

      The following Awards may be granted under the Plan:

      (a)   Non-Statutory Stock Options.

      (b)   Incentive Stock Options.

4. STOCK SUBJECT TO THE PLAN.

      Subject to adjustment as provided in Section 11 of the Plan, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options granted under the Plan is 175,000, which number shall not exceed ten percent (10%) of the outstanding shares of Common Stock as of the Effective Date. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Trust or the Bank, respectively. To the extent that Options are granted under the Plan, the shares underlying such Options will be unavailable for any other use including future grants under the Plan except that, to the extent that such Options terminate, expire, or are forfeited without having been exercised, new Awards may be made with respect to these shares.

5. ELIGIBILITY.

      Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan. In addition, the Committee may grant eligibility to consultants and advisors of the Holding Company or an Affiliate.

6. NON-STATUTORY STOCK OPTIONS.

      The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

      (a) Exercise Price. The Committee shall determine the Exercise Price of each Non-Statutory Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

      (b) Terms of Non-statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than ten (10) years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. The shares of Common Stock underlying each Non-Statutory Stock Option may be purchased in whole or in part by the Participant at any time during the term of such Non-Statutory Stock Option, or any portion thereof, becomes exercisable.

      (c) Non-Transferability. Unless otherwise determined by the Committee in accordance with this Section 6(c), a Participant may not transfer, assign, hypothecate, or dispose of in any manner, other than by will or the laws of intestate succession, a Non-Statutory Stock Option. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Statutory Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For purposes of this
Section 6(c), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable intervivos trust as to which the Participant is both the settlor and trustee, or (b) a transfer for no consideration to: (i) any member of the Participant's Immediate Family, (ii) any trust solely for the benefit of members of the Participant's Immediate Family,
(iii) any partnership whose only partners are members of the Participant's Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant's Immediate Family. For purposes of this Section 6(c), "Immediate Family" includes, but is not necessarily limited to, a Participant's parents, grandparents, spouse, children, grandchildren, siblings (including half bothers and sisters), and individuals who are family members by adoption. Nothing contained in this
Section 6(c) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions proscribed by the Committee with respect to such Non-Statutory Stock Option.

      (d) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, a Change in Control, or Termination for Cause, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of one (1) year following the date of such termination.

      (e) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant's Retirement, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of one (1) year following the date of Retirement.

      (f) Termination of Employment or Service (Disability or death). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period one (1) year following the date of such termination.

      (g) Termination of Employment or Service (Change in Control). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or service within twenty-four (24) months of a Change in Control, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of one (1) year following the date of such termination.

      (h) Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, in the event of a Participant's
Termination for Cause, all rights with respect to the Participant's Non-Statutory Stock Options shall expire immediately upon the effective date of such Termination for Cause.

      (i) Payment. Payment due to a Participant upon the exercise of a Non-Statutory Stock Option shall be made in the form of shares of Common Stock.

7. INCENTIVE STOCK OPTIONS.

      The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Incentive Stock Options to an Employee upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

      (a) Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Holding Company ("10% Owner"), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

      (b) Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

      (c) Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than ten (10) years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five (5) years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. The shares of Common Stock underlying each Incentive Stock Option may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such Option becomes exercisable.

      (d) Non-Transferability. No Incentive Stock Option shall be transferable except by will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Employee to whom the Committee grants the Incentive Stock Option. The designation of a beneficiary does not constitute a transfer of an Incentive Stock Option.

      (e) Termination of Employment (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, a Change in Control, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination.

      (f) Termination of Employment (Retirement). Unless otherwise determined by the Committee, in the event of a Participant's Retirement, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of one (1) year following the date of Retirement. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Options to the extent the Participant exercises such Option more than three (3) months following the Date of the Participant's Retirement.

      (g) Termination of Employment (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Incentive Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period one (1) year following the date of such termination.

      (h) Termination of Employment (Change in Control). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or service within twenty-four (24) months of a Change in Control, all Incentive Stock Options held by such Participant shall become immediately exercisable and remain exercisable for a period of one (1) year following the date of such termination.

      (i) Termination of Employment (Termination for Cause). Unless otherwise determined by the Committee, in the event of an Employee's Termination for Cause, all rights under such Employee's Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

      (j) Payment. Payment due to a Participant upon the exercise of an Incentive Stock Option shall be made in the form of shares of Common Stock.

      (k) Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code
(relating to certain disqualifying dispositions), within 10 days of such disposition.

8. METHOD OF EXERCISE OF OPTIONS.

      Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash, Common Stock or other consideration
(including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash, shares of Common Stock and other consideration, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer or a constructive stock swap, as the Committee may specify in the applicable Award Agreement.

9. RIGHTS OF PARTICIPANTS.

      No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained herein or in any Award Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant's services.

10. DESIGNATION OF BENEFICIARY.

      A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

11. DILUTION AND OTHER ADJUSTMENTS.

      In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, or in the event an extraordinary capital distribution is made, the Committee may make such adjustments to previously granted Awards, to prevent dilution, diminution, or enlargement of the rights of the Participant, including any or all of the following:

      (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

      (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan;

      (c) adjustments in the Exercise Price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

12. TAX WITHHOLDING.

      (a) Whenever under this Plan, cash or shares of Common Stock are to be delivered upon exercise of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the withholding of such sums come from compensation otherwise due to the Participant or from any shares of Common Stock due to the Participant under this Plan or (iii) any combination of the foregoing provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock relating to an Award which was transferred by the Participant in accordance with this Plan.

      (b) If any disqualifying disposition described in Section 7(k) is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted pursuant to this Plan, or any transfer described in Section 6(c) is made, or any election described in Section 13 is made, then the person making such disqualifying disposition, transfer, or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the Participant, or, except in the case of any transfer pursuant to Section 6(c), from any shares of Common Stock due to the Participant under this Plan.

13. NOTIFICATION UNDER SECTION 83(b).

      The Committee may, on the Date of Grant or any later date, prohibit a Participant from making the election described below. If the Committee has not prohibited such Participant from making such election, and the Participant shall, in connection with the exercise of any Option, or the grant of any Stock Award, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Participant's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Committee of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of
Section 83(b) of the Code.

14. AMENDMENT OF THE PLAN AND AWARDS.

      (a) Except as provided in paragraph (c) of this Section 14, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by such law or regulation. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

      (b) Except as provided in paragraph (c) of this Section 14, the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant.

      (c) In no event shall the Board of Directors amend the Plan or shall the Committee amend an Award Agreement in any manner that has the effect of:

      (i) Allowing any Option to be granted with an exercise below the Fair Market Value of the Common Stock on the Date of Grant.

      (ii) Allowing the exercise price of any Option previously granted under the Plan to be reduced subsequent to the Date of Award.

      (d) Notwithstanding anything in this Plan or any Award Agreement to the contrary, if any Award or right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for such Award or right, be eligible for such accounting treatment, the Committee may modify or adjust the Award or right so that pooling of interest accounting is available.

15. EFFECTIVE DATE OF PLAN.

      The Plan shall become effective upon ratification by the Holding Company's shareholders or, if not so ratified, as of the date adopted by the Board of Directors. The failure to obtain shareholder ratification for such purposes will not effect the validity of the Plan and any Awards made under the Plan; provided, however, that if the Plan is not ratified by stockholders in accordance with IRS regulations, the Plan shall remain in full force and effect, unless terminated by the Board of Directors, and any Incentive Stock Options granted under the Plan shall be deemed to be Non-Statutory Stock Options and any Award intended to comply with Section 162(m) of the Code shall not comply with
Section 162(m) of the Code.

16. TERMINATION OF THE PLAN.

      The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; or (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant's vested rights under a previously granted Award.

17. APPLICABLE LAW.

      The Plan will be administered in accordance with the laws of the -state of Delaware and applicable federal law.

--------------------------------------------------------------------------------

                                                           Please mark your
                                                           vote as indicated [X]
                                                           in this example

      The proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR all the nominees and FOR the amendment to the 1998 Long Isl and Financi al Corp. Stock Option Plan. If any other business is pre-sented at the Annual Meeting, this proxy will be voted by the named proxy in his best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

      The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Meeting and Proxy Statement dated March 23, 2001, and a copy of the Long Island Financial Corp. Annual Report.

1. Election of Directors duly nominated
   Class of 2004.

          FOR All nominees                        WITHHOLD
        listed to the right                       AUTHORITY
     (except as marked to the              to vote for all listed to
           contrary)                              the right

              |_|                                    |_|

01 Donald Del Duca,  02 Gordon A. Lenz,  03 Thomas F.  Roberts,  III,  04 Alfred
Romito

Vote FOR all nominees except WITHHOLD AUTHORITY for any nominee whose name is written on the space below.

________________________________________________________________________________

2. Ratification of an amendment to the Long Island Financial
   Corp. 1998 Stock Option Plan.

   GRANT AUTHORITY                     WITHHOLD
   to vote for this   [ ]              AUTHORITY            [ ]
      proposal                  to vote for this proposal

Signature_______________________Signature_______________________Date____________

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but the signature of one holder is sufficient, unless contested.
--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

                    -----------------------------------------
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1. TO VOTE BY PHONE: Call toll-free  1-800-840-1208 on a touch tone telephone 24 hours a day-7 days a week

    There is NO CHARGE to you for this call. - Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

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OPTION 1: To vote as the Board of Directors recommends on THIS proposal, press 1
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                   When asked, please confirm by Pressing 1.

--------------------------------------------------------------------------------
OPTION 2: If you choose to vote on each Proposal  separately,  press 0. You will here these instructions:
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      Proposal  1 - To vote  FOR ALL  nominees,  press  1; to  WITHHOLD  FOR ALL nominees, press 9 To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

      Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                   When asked, please confirm by Pressing 1.

                                       or
                                       --

2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

 NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.
                             THANK YOU FOR VOTING.

                          LONG ISLAND FINANCIAL CORP.

                                     PROXY

The undersigned hereby appoints William C. Morrell, Esq., with full power of substitution, as the true and lawful attorney and proxy for the undersigned, to appear and vote all the shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on April 25, 2001, at 3:30 p.m., Eastern Time, at the Islandia Marriott Long Island Hotel, 3635 Express Drive North, Islandia, New York 11749 and at any and all adjournments thereof, as follows:

                  (Continued and to be signed on reverse side)

                             *FOLD AND DETACH HERE*